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EXHIBIT 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED
MANAGEMENT INCENTIVE COMPENSATION PLAN
EFFECTIVE DECEMBER 20, 2010

        Molycorp, Inc. hereby adopts this Amendment No. 1 to the Molycorp, Inc. Amended and Restated Management Incentive Compensation Plan, Effective December 20, 2010 (the "Plan"), effective as of May 31, 2011. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

I.

        The second and third sentences of Section 4(c)(i)(A) of the Plan are hereby amended in its entirety to read as follows:

    "Any subsequent Deferral Elections, other than Deferral Elections made pursuant to Section 4(c)(i)(B) or Section 4(c)(i)(C), shall be made by written notice signed by the Participant and delivered to the Company not later than the last day of the month prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Play Year with respect to Basic Compensation or, subject to Section 4(c)(i)(B) and Section 4(c)(i)(C), Cash Incentive Compensation to be earned and RSUs to be granted in such subsequent Plan Year. Except as set forth in Section 4(c)(i)(C), a Deferral Election with respect to the deferral of future Basic Compensation, Cash Incentive Compensation and Deferred RSUs shall be an irrevocable election for each Plan Year (and shall become irrevocable immediately prior to the Enrollment Date to which such Deferral Election relates) unless otherwise modified or revoked during the Plan Year as provided in Section 4(d) herein."

II.

        Section 4(c)(i) of the Plan is hereby amended by adding the following new Section 4(c)(i)(C) immediately following Section 4(c)(i)(B):

          "(C)    Certain Forfeitable Rights.    A Participant may make a Deferral Election with respect to a legally binding right to a payment in a subsequent year (such as an RSU) that is subject to a forfeiture condition requiring the Participant's continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, such Deferral Election to be made on or before the end of a period established by the Administrative Committee (such period to end in any event on or before the 30th day after the Participant obtains the legally binding right to the payment), provided that the Deferral Election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, and provided, further that the forfeiture condition described in this sentence will not be treated as failing to require the Participant's continued services for a period of at least 12 months from the date of the Participant obtains the legally binding right merely because, within such 12-month period, the Participant does not forfeit the legally binding right upon the Participant's death or disability (as defined in Treasury Regulation Section 1.409A-3(i)(4)) or upon a Change in Control (but only if such Change in Control constitutes a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5)). The Deferral Election described in this Section 4(c)(i)(C) becomes irrevocable after the last day of the deferral period established by the Administrative Committee, as described in the preceding sentence. If the forfeiture condition applicable to the payment lapses before the end of the required service period as a result of the Participant's death or disability (as defined in Treasury Regulation Section 1.409A-3(i)(4)) or upon a Change in Control (but only if such Change in Control constitutes a "change in control event" as defined in Treasury Regulation

  Section 1.409A-3(i)(5)), the Deferral Election will be void unless it would be considered timely under another provision of the Plan other than this Section 4(c)(i)(C)."

III.

        Section 4(c)(ii) of the Plan is hereby amended by adding the following new Section 4(c)(ii)(D) immediately following Section 4(c)(ii)(C):

          "(D)    Certain Forfeitable Rights Deferral Elections.    A Deferral Election made pursuant to Section 4(c)(i)(C) shall be made in writing on a form prescribed by the Company and the Deferral Election shall state:

            (1)   That the Participant wishes to make an election to defer a payment described in Section 4(c)(i)(C);

            (2)   The whole percentage or dollar amount of such payment to be deferred; and

            (3)   The Specified Payment Date, if any, on which the Participant shall receive or begin to receive the distributions of his or her Accounts with respect to such payment under such Deferral Election."

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, to record the adoption of this Amendment No. 1 to the Plan, effective as of May 31, 2011, the undersigned, being duly authorized to act on behalf of the Compensation Committee of Molycorp, Inc., has executed this document this 9th day of June, 2011.

MOLYCORP, INC.
By:	/s/ JOHN F. ASHBURN, JR., ESQ.
Name:	John F. Ashburn, Jr., Esq.
Title:	Executive Vice President and General Counsel

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  EXHIBIT 10.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED MANAGEMENT INCENTIVE COMPENSATION PLAN EFFECTIVE DECEMBER 20, 2010